EXHIBIT 23.1

Consent of Independent Certified Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-176244) of Progenics Pharmaceuticals, Inc. of our report dated April 4, 2013 relating to the consolidated financial statements of Molecular Insight Pharmaceuticals, Inc., which is incorporated by reference in this Form 8-K/A.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP
BDO USA, LLP
Boston, Massachusetts
June 19, 2013